Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-267783

Prospectus Supplement

(to Prospectus dated October 17, 2022 and

Prospectus Supplement dated October 31, 2022)

Helbiz, Inc.

3,600,000 Shares of Class A Common Stock

Pursuant to this prospectus supplement, the accompanying prospectus supplement and the accompanying base prospectus, we are offering 3,600,000 shares of our Class A common stock to YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”) at a price of approximately $0.165 per share, pursuant to our previously announced Standby Equity Purchase Agreement with Yorkville dated October 31, 2022 (the “SEPA”). These shares are being issued as part of the commitment by Yorkville to purchase from time to time up to $13,900,000 of shares of our Class A common stock pursuant to the SEPA. The total purchase price of the shares is $594,000. Yorkville has waived the requirement under the SEPA that we use the proceeds from the issuance of the shares in this offering to repay a portion of the principal amount owed to Yorkville pursuant to outstanding debentures issued to Yorkville. We expect to issue the shares to Yorkville on or about November 11, 2022.

In addition to our issuance of our shares to Yorkville pursuant to the SEPA, this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus also cover the resale of these shares by Yorkville to the public. Though we have been advised by Yorkville, and Yorkville represents in the SEPA, that Yorkville is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that Yorkville may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our common stock by Yorkville and any discounts, commissions or concessions received by Yorkville are deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by Yorkville, see the section entitled “Plan of Distribution” on page S-7 of the accompanying prospectus supplement and page 28 of the accompanying base prospectus.

Our common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the symbols “HLBZ”. On November 11, 2022, the last sale price of our common stock as reported on Nasdaq was $0.211 per share.

Investing in our common stock involves risks. Please read “Risk Factors” beginning on page S-3 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 16, 2022.

Neither we nor Yorkville have authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement and accompanying prospectus, and in the documents incorporated by reference herein. We and Yorkville take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus supplement, or the accompanying prospectus supplement and accompanying prospectus is accurate only as of their respective dates.

THE OFFERING

Securities Offered	3,600,000 shares of Class A common stock of Helbiz, Inc.

Purchaser	YA II PN, Ltd. pursuant to the Standby Equity Purchase Agreement dated October 31, 2022

Purchase price	Approximately $0.165 per share

Proceeds	$594,000

Use of Proceeds	The proceeds from this offering will be used for general corporate purposes.

Symbol for our Class A common stock on Nasdaq	“HBLZ”

Resale	This prospectus supplement, the accompanying prospectus supplement and the accompanying base prospectus also cover the resale of shares by YA II PN, Ltd. to the public. See “Plan of Distribution” in the accompanying prospectus supplement.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267783

 PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 17, 2022

$13,900,000

Class A common stock

We entered into a Standby Equity Purchase Agreement with YA II PN, Ltd. (“Yorkville”) on October 31, 2022 (the “SEPA”). Pursuant to the SEPA, we have the right, but not the obligation, to sell to Yorkville up to $13,900,000 (the “Commitment Amount”) of its shares of Class A Common Stock, par value $0.00001 per share, offered by this prospectus supplement and the accompanying prospectus at our request any time during the commitment period commencing on October 31, 2022 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the SEPA and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the SEPA for shares of our Class A common stock equal to the Commitment Amount (the “Commitment Period”). Each sale that we request under the SEPA (an “Advance Notice”) may be for a number of shares of Class A common stock with an aggregate value of up to the Commitment Amount. The Advance Notice would state that the shares would be purchased at either:

(i)	95.0% of the Option 1 Market Price, which is the lowest VWAP (the daily volume weighted average price of our Class A common stock for the applicable date) in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to Yorkville, or

(ii)	92.0% of the Option 2 Market Price, which is the VWAP of the pricing period set out in the Advance Notice and consented to by Yorkville.

Any such sales would be subject to certain limitations, including that Yorkville could not purchase any shares that would result in it owning more than 4.99% of our Class A Common Stock.

This prospectus supplement and the accompanying prospectus also cover the sale of these shares by Yorkville to the public. Though we have been advised by Yorkville, and Yorkville represents in the SEPA, that Yorkville is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that Yorkville may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our Class A common stock by Yorkville and any discounts, commissions or concessions received by Yorkville are deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by Yorkville, see the section entitled “Plan of Distribution” on page S-9

Our Class A common stock trades on Nasdaq Capital Market (“Nasdaq”) under the symbol “HLBZ.” On October 28, 2022, the last sale price of our Class A common stock as reported on Nasdaq was $0.315 per share.

Investing in our Class A common stock involves risks. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act (see “Exemptions Under the Jumpstart Our Business Startups Act.”)

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2022

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-267783) that we initially filed with the SEC on October 7, 2022, and which was declared effective on October 17, 2022. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus supplement provides specific details regarding the issuance of up to $13,900,000 of shares of our Class A common stock pursuant to the SEPA. This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include important information about us and our Class A common stock, and other information you should know before investing.

This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the securities offered. The second part, the accompanying prospectus which is dated October 31, 2022, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

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Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined together with all documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include important information about us and our Class A common stock, and other information you should know before investing. Before purchasing any shares of Class A common stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information”.

Where You Can Find More Information

We maintain a website at www.helbiz.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus supplement or any other report or documents we file with or furnish to the SEC.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC, which will be available on the Internet website maintained by the SEC at www.sec.gov and at the SEC’s public reference facilities referred to below. See “Incorporation by Reference”.

Incorporation by Reference

We are “incorporating by reference” into this prospectus supplement the information in documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information to the extent that the later filed information modifies or replaces such earlier information. We incorporate by reference in this prospectus supplement the following documents, which we have filed or will file with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 15, 2022;

•	Preliminary Information Statement of Schedule 14C filed with the SEC on April 22, 2022;

•	Definitive Information Statement of Schedule 14C filed with the SEC on May 6, 2022;

•	Quarterly Report on Form 10-Q, including any amendments, initially filed with the SEC on May 16, 2022;

•	Current Report on Form 8-K, filed with the SEC on June 16, 2022;

•	Current Report on Form 8-K, filed with the SEC on June 24, 2022;

•	Current Report on Form 8-K, filed with the SEC on July 12, 2022;

•	Current Report on Form 8-K, filed with the SEC on July 26, 2022;

•	Current Report on Form 8-K, filed with the SEC on August 15, 2022;

•	Quarterly Report on Form 10-Q, including any amendments, initially filed with the SEC on August 15, 2022;

•	Current Report on Form 8-K, filed with the SEC on August 24, 2022;

•	Current Report on Form 8-K, filed with the SEC on October 21, 2022;

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•	Current Report on Form 8-K, filed with the SEC on October 28, 2022; and

●	all documents and reports subsequently filed by us with the SEC (other than, in each case, any information or documents furnished, rather than filed, with the SEC pursuant to certain items of Form 8-K) after the date hereof and prior to the closing of this offering.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus supplement from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically statements to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Item 2.02 or 7.01 of the Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at 32 Old Slip, New York, NY 10005 or by calling (917) 535-2610.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC at the SEC’s website at http://www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

 In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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 Prospectus Supplement Summary

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in our Class A common stock . You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement as well as the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2021 and in other reports that we file with the SEC from time to time.

Overview

We provide innovative and sustainable transportation solutions that help people move seamlessly within cities.

Our journey began with e-scooters in Italy in 2018, and today we have evolved into a multi-modal micro-mobility ecosystem offering e-scooters, e-bikes and e-mopeds, while continuing to push boundaries, lead innovation and set new standards in our space. We are changing how people move from A-to-B, allowing users to unlock vehicles on demand with a tap of a button from their smartphone. From being an early mover in Italy and educating users on this new technology, we have today evolved into a multi-modal micro-mobility ecosystem.

We believe that cities should be for people and living and not for cars, congestion and pollution. We intend to do our part for a greener tomorrow and take responsibility for our environmental, societal and governance impact as we continue to make the cities we operate in more livable by connecting their residents with more frictionless, affordable, and convenient transportation alternatives. We pride ourselves on goal of becoming 100% carbon neutral and helping to shift behavior in our cities. We believe that the world is on the verge of a shift away from car ownership with people looking for alternative ways to travel with ease, beat congestion and benefit our planet.

Shared micro-mobility vehicles have the potential to transform how people move around cities and interact with existing infrastructure. We continue our effort to make Helbiz a natural extension of the current city infrastructure. This helps city planners transform their communities and integrate Helbiz services into the public transportation networks as a seamless and integrated door-to-door solution. Strengthening our intermodal offering and depth of our mobility ecosystem can not only help reduce the dependency on cars, whether private or taxi, but also drastically limit congestion and pollution and enhance well-being in our cities.

We have become an integrated part of our local communities and are focused on serving a significant portion of the population between age 18 and 49 in our key markets. We offer our user base products and services other than our vehicles, from transit integration to home deliveries of meals cooked in our restaurant to media content on our app, to deepen our consumer relationship and experience, and intend to increase our offerings of new products and services.

In developing our business, our focus has always been operations and scalability first. Instead of scaling an unsustainable business like some of our competitors, our early investments were centered around our platform, infrastructure and creating the operational efficiencies necessary to grow our business globally. We have established a strong scalable network and technology infrastructure that powers millions of rides, users, and vehicles on a daily basis. We are leveraging our platform and reach to continue improve the efficiency and the quality of our offerings and deepen the relationship our users have with us.

During 2021, we decided to enter into an additional business line: the acquisition and distribution of media content including live sport events. The Company developed a new app, Helbiz Live, which is separate from the micro-mobility platform. Starting in August 2021, the Company began broadcasting the Italian Serie B Soccer League in the United States, Italy and Serbia, and it has expanded its content to include on its app in Italy including other sporting events.

During 2021, we decided to expand our offering to final customers, through our wholly-owned Italian subsidiary, Helbiz Kitchen Italia S.r.l. In July 2021, the Company launched a delivery-only “ghost kitchen” restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order meals, in Milan.

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Corporate Information

We were originally incorporated in Delaware in 2015 as an intra-urban transportation company. In August 2021, a wholly-owned subsidiary of GVAC merged with and into Helbiz Holdings, Inc., with Helbiz Holdings, Inc. surviving the merger and as a wholly-owned subsidiary of GVAC. Because GVAC was a special purpose acquisition vehicle with no operations other than seeking a business combination with an operating entity, Helbiz Holdings, Inc. is considered the accounting survivor. In connection with the Merger, GVAC changed its name to Helbiz, Inc.

Additional Information

Our principal executive offices are located at 32 Old Slip, New York, NY 10005. Our telephone number is (917) 675-7157. Our website address is at https://helbiz.com/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the registration statement of which it forms a part.

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The Offering

Issuer	Helbiz, Inc., a Delaware corporation

Class A common stock offered by us	Shares of Class A Common Stock having an aggregate offering price of up to $13,900,000.

Common stock outstanding prior to this offering	84,071,840 shares, of which 69,845,942 are shares of Class A common stock and 14,225,898 are shares of Class B common stock as of October 31, 2022.

Manner of offering	See “Plan of Distribution” beginning on page S-9.

Use of proceeds	Until we have less than $5 million in debt obligations outstanding to Yorkville, the SEPA requires that we use the net proceeds, if any, from this offering to repay outstanding debt obligations to Yorkville. We intend to use any other funds that we receive from the net proceeds for working capital, to fund our capital funding commitments and for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of outstanding debt. Our management will have broad discretion in the application of net proceeds, if any. See “Use of Proceeds” on page S-8.

Listing	Our Class A Common Stock are listed on the Nasdaq under the symbol “HLBZ”. Additionally, certain of our warrants are listed on the Nasdaq under the symbol “HLBZW”.

Risk factors	An investment in our Class A common stock involves various risks. Prospective investors should carefully consider the matters described in the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer agent and registrar	Continental Stock Transfer & Trust Company

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Risk Factors

Investing in our Class A common stock involves risk. Before you invest in our Class A common stock, you should carefully consider all of the risk factors included in this prospectus supplement, the prospectus and those documents incorporated by reference in this prospectus supplement, including the risk factors set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You should also carefully consider all of the other information included or incorporated by reference in this prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our investment strategy and to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our Class A common stock. Some statements in this prospectus supplement constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Management may have little discretion as to the allocation of the net proceeds from the sale of the shares of our Class A common stock offered by this prospectus supplement, and we may not be able to use any of the net proceeds for operations.

We have agreed in the SEPA that until such time as our obligations to Yorkville under any convertible debentures, promissory notes or other instruments are less than $5 million, we will use all proceeds from the sale of Class A common stock under the SEPA to repay our outstanding obligations to Yorkville. As of October 31, 2022, Yorkville holds approximately $20.0 of convertible debentures. If Yorkville does not convert any of that outstanding amount into shares of Class A common stock, assuming we do not incur further obligations to Yorkville and assuming no interest accruing on our current obligations, we may be required to use all of the $13,900,000 of the maximum gross proceeds to repay those obligations, which would means no proceeds that we could use for other matters.

Apart from the repayment of outstanding obligations to Yorkville, we have not designated the amount of net proceeds from the sale of the shares of our Class A common stock offered by this prospectus supplement to be used for any particular purpose. As a result, our management will have broad discretion as to the allocation of any net proceeds from this offering that are not used to repay our obligations to Yorkville and could use them for purposes other than those contemplated at the time of the offering. See “Use of Proceeds.” Our management may use such net proceeds, if any, for corporate purposes that may not improve our financial condition or market price of our Common Stock.

Yorkville might not provide us with any pre-advance loans under the SEPA.

Under the SEPA, we may request that Yorkville provide us with a pre-advance loan that we can use for operational purposes. Any pre-advance loan made under the SEPA may only be made with the consent of Yorkville. If Yorkville does not consent to any such pre-advance loan, our ability to receive funds under the SEPA for our operations may be limited to sales of our Class A common stock under the SEPA, and as previously mentioned, any net proceeds from such sales must first be applied to repaying obligations due to Yorkville.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Class A common stock in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Assuming that an aggregate of 46,449,456 shares of our Common Stock are sold pursuant to this prospectus supplement at a price of $0.29925 per share, which is 95% of the last reported sale price of our Common Stock on Nasdaq on October 28, 2022 of $0.315, for aggregate gross proceeds of $13,900,000, after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.3125 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022 after giving effect to this offering and the assumed offering price.

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You may experience future dilution as a result of future equity offerings.

Shares issued pursuant to the SEPA including any shares issued upon conversion of promissory notes that may be issued under the SEPA will have a dilutive impact on our existing shareholders. In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share of our Class A common stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Class A common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible into or exchangeable for our Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares of our Class A common stock in this offering and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of our Class A common stock, or the perception that those shares may be sold, will have on the market price of our Class A common stock.

It is not possible to predict the actual number of shares we will sell under the SEPA, or the gross proceeds resulting from those sales.

Subject to certain limitations in the SEPA and compliance with applicable law, we have the discretion to deliver an advance notice to Yorkville at any time throughout the term of the SEPA. The number of shares that are sold through Yorkville after delivering an advance notice will fluctuate based on a number of factors, including the market price of the Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

Use of Proceeds

The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold and the price at which they are sold. We might not be able to sell any shares under or fully utilize the SEPA as a source of financing.

Until we have less than $5 million in debt obligations outstanding to Yorkville, the SEPA requires that we use the net proceeds, if any, from this offering to repay outstanding debt obligations to Yorkville. We intend to use any other funds that we receive from the net proceeds for working capital, to fund our capital funding commitments and for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of outstanding debt. Our management will have broad discretion in the application of net proceeds, if any.

This prospectus also relates to shares of our Class A common stock that may be offered and sold from time to time by Yorkville. All of our Class A common stock offered by Yorkville pursuant to this prospectus will be sold by Yorkville for its own account. We will not receive any of the proceeds from these sales.

Pending the uses described above, we intend to use the net proceeds from this offering for working capital purposes and other general corporate purposes.

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DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of June 30, 2022, our net tangible book value was $(34,759,000) million, or $(0.86) per share of common stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by 40,619,081, the number of shares of our Common Stock issued and outstanding as of June 30, 2022.

After giving effect to the issuance of 43,452,759 shares of common stock since July 1, 2022, the receipt of net proceeds of approximately $17,000,000 since July 1, 2022 in connection with the issuances of convertible debentures and two promissory notes and the conversion of $19,131,000 of convertible debentures since July 1, 2022, our pro forma net tangible book value as of June 30, 2022 would have been approximately $(15,628,000), or approximately $(0.19) per share, based on 84,071,840 shares of common stock outstanding on a pro forma basis.

Our pro forma as adjusted net tangible book value of our shares of common stock as of June 30, 2022 gives further effect to the sale of $13,900,000 shares of Class A common stock at the assumed public offering price of $0.29925 per share, or 46,449,457 shares. Our pro forma as adjusted net tangible book value as of June 30, 2022 will be approximately $(1,728,000), or $(0.01) per share. This would result in dilution to investors in this offering of approximately $0.3125, or approximately 104% from the assumed offering price of $0.29925 per share. Pro forma as adjusted net tangible book value per share would increase to the benefit of present shareholders by $0.84 per share attributable to the purchase of the shares by investors in this offering

Assumed public offering price per share of our Common Stock		$0.29925
Net tangible book value per share of our Common Stock as of June 30, 2022	$(0.86)
Increase per share of our Common Stock attributable to new investors this offering	$0.84
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering		$(0.11)
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering		$0.3125

To the extent that other shares of our Class A common stock are issued, investors purchasing shares of our Class A common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

Plan of Distribution

On October 31, 2022, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $13,900,000 of its shares of Class A common stock upon the Company’s written request during the twenty-four months following execution of the SEPA (the “Commitment Period”). At any time during the Commitment Period, the Company may require Yorkville to purchase shares of its Class A common stock by delivering an Advance Notice that the Company desires to issue and sell to Yorkville a number of shares of Class A common stock with an aggregate value of up to $13,900,000. Depending on the election made in the Advance Notice, the shares would be purchased at:

(iii)	95.0% of the Option 1 Market Price, which is the lowest VWAP (the daily volume weighted average price of our Class A common stock for the applicable date) in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to Yorkville, or

(iv)	92.0% of the Option 2 Market Price, which is the VWAP of the pricing period set out in the Advance Notice and consented to by Yorkville.

Such sales are subject to certain limitations, including that Yorkville could not purchase any shares that would result in it owning more than 4.99% of our Class A common stock or any shares that, aggregated with any related transaction, would exceed 19.9% of all shares of common stock outstanding on the date of the SEPA unless shareholder approval was obtained allowing for issuances in excess of such amount.

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Delivery of the shares against payment therefor in respect of each Advance Notice shall be settled promptly following each sale pursuant to the SEPA. In connection with any Advance Notice, if any portion of an advance would cause Yorkville’s beneficial ownership of our then outstanding Class A common stock to exceed 4.99%, then such portion shall automatically be deemed to be withdrawn by us (with no further action required by us) and modified to reduce the amount of the advance requested by an amount equal to such withdrawn portion. We may terminate the SEPA upon five trading days of prior notice to Yorkville, provided that there are no Advance Notices outstanding and we have paid to Yorkville all amounts then due under the SEPA or any promissory note issued thereunder.

In addition to the issuance of our Class A Class A common stock to Yorkville pursuant to the SEPA, this prospectus supplement also covers the resale of those shares from time to time by Yorkville to the public. Though we have been advised by Yorkville, and Yorkville represents in the SEPA, that Yorkville is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that Yorkville may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the SEPA to provide customary indemnification to Yorkville. It is possible that our shares may be sold by Yorkville in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account; or

●	a combination of any such methods of sale.

Yorkville has agreed that, during the term of the SEPA, neither Yorkville nor its affiliates will engage in any short sales or hedging transactions with respect to our Class A common stock, provided that upon receipt of an advance notice, Yorkville may sell shares that it is obligated to purchase under such advance notice prior to taking possession of such shares.

Yorkville will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our Class A common stock by Yorkville. Under these rules and regulations, Yorkville:

●	may not engage in any stabilization activity in connection with our securities;

●	must furnish each broker which offers shares of our Class A common stock covered by the prospectus supplement and accompanying prospectus that are a part of our registration statement with the number of copies of such prospectus supplement and accompanying prospectus which are required by each broker; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares by Yorkville.

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Experts

The financial statements as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, of Helbiz, Inc. incorporated by reference in this prospectus supplement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the entity’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

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